UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: June 27, 2022
(Date of earliest event reported)

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2022, Earthstone Energy, Inc. (“Earthstone”), Earthstone Energy Holdings, LLC, a subsidiary of Earthstone (“EEH” and collectively with Earthstone, the “Company”), as buyer, and Titus Oil & Gas Production, LLC, a Delaware limited liability company, Titus Oil & Gas Corporation, a Delaware corporation, Lenox Minerals, LLC, a Delaware limited liability company and Lenox Mineral Title Holdings, Inc., a Delaware corporation (collectively, “Titus I”), as seller, entered into a purchase and sale agreement (the “Titus I Purchase Agreement”).

Pursuant to the Titus I Purchase Agreement, EEH or its designated wholly-owned subsidiary will acquire (the “Titus I Acquisition”) interests in oil and gas leases and related property of Titus I located in the Northern Delaware Basin of New Mexico, for a purchase price (the “Titus I Purchase Price”) of approximately $270 million in cash and 1,811,132 shares (the “Titus I Shares”) of Class A common stock, $0.001 par value per share of Earthstone (the “Class A Common Stock”). The Titus I Purchase Price is subject to customary purchase price adjustments with an effective date of August 1, 2022. On June 29, 2022, in connection with the Titus I Purchase Agreement, EEH deposited approximately $18.8 million in cash into a third-party escrow account as a deposit pursuant to the Titus I Purchase Agreement, which will be credited against the purchase price upon closing of the Titus I Acquisition.

Also on June 27, 2022, Earthstone and EEH, as buyer, and Titus Oil & Gas Production II, LLC, a Delaware limited liability company, Lenox Minerals II, LLC, a Delaware limited liability company and Lenox Mineral Holdings II, Inc., a Delaware limited liability company (collectively, “Titus II”), as seller, entered into a purchase and sale agreement (the “Titus II Purchase Agreement” and together with the Titus I Purchase Agreement, the “Purchase Agreements”).

Pursuant to the Titus II Purchase Agreement, EEH or its designated wholly-owned subsidiary will acquire (the “Titus II Acquisition” and together with the Titus I Acquisition, the “Acquisitions”) interests in oil and gas leases and related property of Titus II located in the Northern Delaware Basin of New Mexico, for a purchase price (the “Titus II Purchase Price”) of approximately $305 million in cash and 2,047,811 shares (the “Titus II Shares” and together with the Titus I Shares, the “Titus Shares”) of Class A Common Stock. The Titus II Purchase Price is subject to customary purchase price adjustments with an effective date of August 1, 2022. On June 29, 2022, in connection with the Titus II Purchase Agreement, EEH deposited approximately $21.2 million in cash into a third-party escrow account as a deposit pursuant to the Titus II Purchase Agreement, which will be credited against the purchase price upon closing of the Titus II Acquisition.

The Purchase Agreements contain customary representations and warranties for transactions of this nature. The Purchase Agreements also contain customary pre-closing covenants of the parties, including the obligation of Titus I and Titus II to conduct business in an ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions.

The Acquisitions are expected to close in the third quarter of 2022, subject to the satisfaction of several closing conditions, including (i) specified materiality standards, the accuracy of the applicable counterparty’s representations and warranties in the Purchase Agreements, (ii) the applicable counterparty’s performance or compliance in all material respects with the covenants contained in the Purchase Agreements, (iii) the absence of certain legal matters prohibiting the Acquisitions, (iv) each counterparty being ready to deliver specified closing deliverables, (v) the conditions for EEH to close have been met in each of the Purchase Agreements, (vi) the Titus Shares being authorized for listing on the New York Stock Exchange, and (vii) the expiration of any applicable waiting period under the Hart-Scott-Rodino Improvements Act of 1976, as amended.

In connection with the closing of the Purchase Agreements, Earthstone will also enter into a customary registration rights agreement with Titus I and Titus II and their respective equity holders containing provisions by which Earthstone will, among other things, file a registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”) providing for the registration of the Titus Shares and cooperate in certain underwritten offerings thereof.

In connection with the closing of the Purchase Agreements, Earthstone will also enter into a customary lock-up agreement with Titus I and Titus II and their respective equity holders providing that such holders will not transfer, subject to limited exceptions, 50% of the Titus Shares for 30 days after the closing of the Acquisitions and the remaining Titus Shares 60 days after the closing of the Acquisitions.

The Titus I Purchase Agreement and the Titus II Purchase Agreement are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K, and the foregoing summary descriptions of the Purchase Agreements are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference. The Purchase Agreements are filed herewith to provide readers with information regarding their terms. They are not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreements were made as of the date of such agreements only and are in certain instances qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreements. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreements. Moreover, certain representations and warranties in the Purchase Agreements may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, readers should not rely on the representations and warranties in the Purchase Agreements as characterizations of the actual statements of fact about the parties.

Item 3.02 Unregistered Sales of Equity Securities.

The descriptions of the Purchase Agreements, the Acquisitions and the Titus Shares, in Item 1.01 above are incorporated in this Item 3.02 by reference.

Earthstone intends to issue the Titus Shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and/or other applicable exemptions thereunder, as promulgated by the SEC under the Securities Act. Earthstone relied upon representations, warranties, certifications and agreements of Titus I, Titus II and their equity holders (as applicable) in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On June 28, 2022, Earthstone issued a press release announcing the execution of the Purchase Agreements. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

On June 28, 2022, Earthstone posted a new investor presentation (the “Presentation Materials”) regarding the Acquisitions contemplated by the Purchase Agreements under the “Investors–Events & Presentations” section of Earthstone’s website, https://investor.earthstoneenergy.com/investor-center-home/default.aspx. A copy of the Presentation Materials is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, Earthstone makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, that is required to be disclosed solely by Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibits constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, and Earthstone’s future financial results. These forward-looking statements include, but are not limited to, statements regarding the Acquisitions, descriptions of the pro forma effects of the Acquisitions and the operations, integration and transition plans, synergies, opportunities and anticipated future performance as a result of or relating to the Acquisitions. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Earthstone may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in Earthstone’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*
Purchase and Sale Agreement dated June 27, 2022, by and among Titus Oil & Gas Production, LLC, Titus Oil & Gas Corporation, Lenox Minerals, LLC and Lenox Mineral Title Holdings, Inc, collectively, as Seller, and Earthstone Energy Holdings, LLC, as purchaser, and Earthstone Energy, Inc.

2.2*
Purchase and Sale Agreement dated June 27, 2022, by and among Titus Oil & Gas Production II, LLC, Lenox Minerals II, LLC and Lenox Mineral Holdings II, LLC, collectively, as Seller and Earthstone Energy Holdings, LLC, as Purchaser and Earthstone Energy, Inc.

99.1	Press Release dated June 28, 2022.
99.2	Presentation Materials dated June 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date:	June 29, 2022	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration